Fingerhut Receivables, Inc.


Fingerhut
Master Trust





Monthly Report


Securityholder's Statement


Series 1998-1





Apr-2001



Class A

Class B

CTO

Class D

Total


(i)   Original Security Amount
337,500,000.00

51,136,000.00

61,364,000.00

61,364,000.00

511,364,000.00


(ii)  Security Principal Distributed
22,500,000.00

0.00

0.00



22,500,000.00


(iii) Security Interest Distributed
796,687.50

268,037.87

287,818.47



1,352,543.84














Security Principal Distributed per $1,000
66.6666667

0.0000000

0.0000000






Security Interest Distributed per $1,000
2.3605556

5.2416667

4.6903473






(iv) Principal Collections
13,887,361.65

2,104,130.74

2,524,989.81

2,524,989.81

21,041,472.01


(v)  Finance Collections
3,961,775.75

1,432,398.17

1,718,900.21

1,718,900.21

8,831,974.34


      Recoveries
488,324.73

184,970.17

221,967.10

221,967.10

1,117,229.10


      Defeasance Funding Acct Earnings
0.00

0.00

0.00

0.00

0.00


Total Finance Collections
4,450,100.48

1,617,368.34

1,940,867.31

1,940,867.31

9,949,203.44


Total Collections
18,337,462.13

3,721,499.08

4,465,857.12

4,465,857.12

30,990,675.45


(vi) Aggregate Amount of Principal Receivables







1,384,410,537.83


      Invested Amount (End of Month)
157,500,000.00

51,136,000.00

61,364,000.00

61,364,000.00

331,364,000.00


      Floating Allocation Percentage
11.3766831%

3.6937020%

4.4325002%

4.4325002%

23.9353856%


      Fixed/Floating Allocation Percentage
24.3786067%

3.6937020%

4.4325002%

4.4325002%

36.9373091%


      Invested Amount (Beginning of Month)
180,000,000.00

51,136,000.00

61,364,000.00

61,364,000.00

353,864,000.00


      Average Daily Invested Amount








338,596,142.86


(vii)  Receivable Delinquencies











       Current






78.89%

1,285,828,804.81


       30 Days to 59 Days






5.99%

97,697,866.45


       60 Days to 89 Days






4.10%

66,759,762.79


       90 Days and Over






11.02%

179,645,314.32


Total Receivables






100.00%

1,629,931,748.37


(viii) Aggregate Investor Default Amount







6,843,610.79


         As a % of Average Daily Invested Amount
         (Annualized based on 365 days/year)



26.35%


(ix)  Security Charge-Offs
0.00

0.00

0.00

0.00

0.00














(x)   Servicing Fee
241,643.83

78,455.23

94,147.51

94,147.51

508,394.08














(xii) Unreimbursed Redirected Principal Collections

0.000000

0.000000

0.000000

0.000000


(xiii) Excess Funding Account Balance








0.00


(xiv) CTO Trigger Event Occurrence








None


        CTO Reserve Amount








N/A


(xv) Number of New Accounts Added to the Trust







47,520


(xvi) Revolving Receivables Reserve Account Balance







 $     4,375,700.00


(xvii) Defeasance Funding Account Balance







0.00


Average Net Portfolio Yield








11.95%


Minimum Base Rate








7.43%